DELOITTE
                                        DELOITTE & ASSOCIES
                                        185, avenue Charles-de-Gaulle
                                        92524 Neuilly-sur-Seine Cedex
                                        France
                                        Telephone: + 33(0) 1 40 88 28 00
                                        Telecopieur: + 33(0) 1 40 88 28 28
                                        www.deloitte.fr

                                    ALCATEL

                                Societe Anonyme

                                54 rue La Boetie
                                  75008 PARIS

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Alcatel on Form S-8 of our report dated March 30, 2006, relating to the consolidated financial statements of Alcatel and subsidiaries, appearing in the Annual Report on Form 20-F of Alcatel for the year ended December 31, 2005, as amended by Form 20-F/A (Amendment No. 1) filed on August 4, 2006 and Form 20-F/A (Amendment No. 2) filed on August 7, 2006.




/s/ DELOITTE & ASSOCIES



Neuilly-sur-Seine, France
November 29, 2006